                      LICENSING AND DISTRIBUTION AGREEMENT


     This Agreement (hereinafter "AGREEMENT"), executed on the date of acceptance hereinafter shown, by and between Tri-Point Medical L.P. (hereinafter "LICENSOR"), a Delaware limited partnership with its principal place of business at 5265 Capital Boulevard, Raleigh, North Carolina, 27604, and Farnam Companies, Inc. (hereinafter "LICENSEE"), an Arizona corporation with its principal place of business at 301 West Osborn Road, Phoenix, Arizona, 85013, WITNESSETH:


     A. WHEREAS, LICENSOR has developed certain products containing specially formulated adhesives for use on animals (hereinafter the "PRODUCTS"), said PRODUCTS being listed and described in EXHIBIT A hereto; and

     B. WHEREAS, LICENSOR and LICENSEE plan to agree on LICENSOR's development of additional adhesive products which have application for use on animals (hereinafter the "NEW PRODUCTS," such NEW PRODUCTS to be appended to the list of PRODUCTS in EXHIBIT A when and as they are developed); and

     C. WHEREAS, LICENSOR desires to grant to LICENSEE and LICENSEE desires to be granted by LICENSOR the exclusive rights to market, sell, and distribute the PRODUCTS and the NEW PRODUCTS to the ethical veterinary market, including, without limitation, large and small animal veterinarians and their staff/employees, privately-employed and government-employed veterinarians and their staff/employees, schools of veterinary medicine and their staff/ employees, and veterinary clinics and hospitals and their staff/employees (the "FIELD") in and for North America, consisting of the United States, its possessions and territories, and Canada (the "TERRITORY") according to the terms and conditions of this AGREEMENT.


     NOW, THEREFORE, in consideration of the provisions, covenants, and mutual undertakings of the parties as provided herein, the parties do hereby agree as follows:

     1.   Grant of Exclusive Rights - Market, Sell, & Distribute.
          ------------------------------------------------------

          (a) LICENSOR grants to LICENSEE, for the term of this AGREEMENT, the exclusive rights to market, sell, and distribute the PRODUCTS and the NEW PRODUCTS within and to the FIELD in and for the TERRITORY.

          (b) LICENSOR retains the right to market, sell, and distribute, or to license third parties to market, sell and distribute, the PRODUCTS and the NEW PRODUCTS in any other market outside the FIELD or in any geographic area outside the TERRITORY.

                                     1/17

     2.   Grant of Exclusive Rights - Trademarks.
          --------------------------------------

          (a) LICENSOR grants to LICENSEE, for the term of this AGREEMENT (as defined in PARAGRAPH 24 hereof), the exclusive rights in the TERRITORY and within the FIELD only to use LICENSOR's registered trademark "Nexaband(R)" and LICENSOR's trademarks/trade names "Nexaband S/C," "Nexaband Liquid," "Nexaband Ophthalmic," "Nexaband Avian," "Nexaband Groomer," and "Nexaband Pump Spray," (hereinafter collectively referred to as the "TRADEMARKS"), together with any and all associated trade dress, in connection with LICENSEE'S selling, marketing, and distributing the corresponding PRODUCTS and the NEW PRODUCTS.

          (b) LICENSEE acknowledges that all right, title and interest in and to the TRADEMARKS, except the right to use the TRADEMARKS as provided in this AGREEMENT, remains with LICENSOR. LICENSEE acknowledges that the goodwill associated with the TRADEMARKS belongs exclusively to LICENSOR.

          (c) In accordance with the provisions of PARAGRAPH 15(B), LICENSEE shall submit to LICENSOR all new uses of the TRADEMARKS for LICENSOR's advance approval, in its sole discretion. LICENSEE shall use the TRADEMARKS only in conjunction with another word or words and shall not, in any circumstances, use the TRADEMARKS alone. LICENSEE shall not use the TRADEMARKS as all or part of the name of any company, partnership or other entity. LICENSEE shall not use any variation of any of the TRADEMARKS without LICENSOR's prior written approval, which may be withheld in the sole discretion of LICENSOR. If LICENSOR approves the use of any variation of any TRADEMARK, such mark shall become a TRADEMARK owned by LICENSOR and governed by the terms of this Agreement. LICENSEE shall not offer for sale any PRODUCT under, or in association with, the TRADEMARKS other than the corresponding PRODUCT or NEW PRODUCT without the written consent of LICENSOR.

          (d) LICENSEE may desire to use LICENSEE's own trademarks, trade names, and/or trade dress on or in connection with the PRODUCTS/NEW PRODUCTS it markets, sells, and distributes hereunder. LICENSEE must, however, obtain LICENSOR's consent with regard to any such desired change, which consent shall not be withheld unreasonably.

     3.   Nexaband (R) Absorbable Product Development Fee. LICENSEE will pay
          ------------------------------------------------
to LICENSOR a one time, nonrefundable research, testing, and development fee of $150,000, for the development of the contemplated Nexaband(R) absorbable product(s). Said fee shall be paid to LICENSOR as follows: $75,000 upon execution of this AGREEMENT; $25,000 upon LICENSOR's first shipment of a Nexaband(TM) absorbable product to LICENSEE; and the remaining $50,000 upon the first anniversary of the execution of this AGREEMENT.

                                     2/17

     4.   Minimum Purchases - Products.
          ----------------------------

          (a) LICENSEE shall purchase from LICENSOR the minimum annual dollar amounts of the PRODUCTS as specified in EXHIBIT B during each of the corresponding twelve-month periods of this AGREEMENT, with the first such
                                                      -------------------
twelve-month period commencing upon January 1, 1993 and consisting of calendar
- ------------------------------------------------------------------------------
year 1993, and each subsequent twelve-month period beginning on the following
- -----------------------------------------------------------------------------
January 1 and consisting of the following calendar year.
- -------------------------------------------------------

          (b) If, during any such twelve-month period, LICENSEE fails to purchase from LICENSOR the minimum annual dollar amount specified in EXHIBIT B hereto, then LICENSOR, at its sole and exclusive discretion, may revoke the exclusivity of the rights granted to LICENSEE in PARAGRAPHS 1 AND 2 herein; provided that LICENSEE may, in such a situation, retain the exclusivity of the rights granted to LICENSEE in PARAGRAPHS 1 AND 2 herein by paying to LICENSOR, within sixty (60) days following the end of that twelve-month period, an amount equal to the exact dollar amount by which LICENSEE'S total dollar purchases falls short of the required minimum specified in EXHIBIT B hereto. Upon such payment, LICENSOR shall, if LICENSEE so requests, provide LICENSEE with PRODUCT of LICENSEE's choosing equal in value (based on LICENSOR's sales prices to LICENSEE as specified in PARAGRAPH 5 herein) to said payment.

          (c) If, during any such twelve-month period, LICENSEE fails to purchase from LICENSOR the minimum annual dollar amount specified in EXHIBIT B hereto, and LICENSEE elects not to pay to LICENSOR the difference between the minimum annual dollar amount and the total dollar amount LICENSEE actually purchased, then LICENSOR shall have the right, in its sole discretion and upon written notice to LICENSEE, to make the rights granted to LICENSEE in PARAGRAPHS 1 AND 2 herein non-exclusive, or to terminate this AGREEMENT.

     5.   Purchase Price - PRODUCTS.
          -------------------------

          (a)  For the first two twelve-month periods of this AGREEMENT, as
                            ---
these periods are defined in paragraph 4(a) herein (i.e. through December 31, 1994), LICENSEE shall pay LICENSOR the price specified in EXHIBIT C hereto for each PRODUCT. Included in this price, LICENSOR shall cause the PRODUCTS to be manufactured, packaged, labeled, and packed according to the specifications listed in EXHIBIT D hereto. Prices shall not be increased during the first two twelve-month periods of this AGREEMENT. If LICENSEE desires changes to the packaging, labeling, and/or other specifications listed in EXHIBIT D hereto, said change(s) must be consented to by LICENSOR, which consent shall not be withheld unreasonably. If LICENSEE requests more than minimal changes to the packaging or labeling, then the parties shall share the increased costs of accommodating such changes on XXXXXXXXXXXXXXXXXXXXXXXX.

                                     3/17

          (b) Thereafter (and only thereafter), LICENSOR may increase the purchase price for the PRODUCTS by an amount not to exceed any increase in the Wholesale Price Index published by the Bureau of Labor Statistics for the United States Department of Labor for the United States, or any successor agency thereto, during the immediately preceding twelve-month period; provided that such a price increase may only occur after the initial two twelve-month periods of this AGREEMENT, as these periods are defined in paragraph 4(a) herein
(i.e. after December 31, 1994), and may only occur upon LICENSEE's receipt of ninety (90) days advance notice of such price increase, and may only occur once per year (each such year beginning on January 1). Any and all PRODUCT purchase orders made by LICENSEE and received by LICENSOR prior to the effective date of any such price increase shall be filled and paid for at the price existing prior to such price increase.

          (c) PRODUCTS will be shipped via a mutually agreed upon commercial carrier from LICENSOR's plant in Raleigh, North Carolina to LICENSEE'S warehouse facilities in Omaha, Nebraska. This shall occur on a once-a-month basis. The cost of freight shall be XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX. The monthly shipments of PRODUCT shall be performed by LICENSOR according to a forecast submitted by LICENSEE in accordance with PARAGRAPH 9 hereof.

          (d) Both parties hereto agree that in the event of any conflict between the terms of LICENSEE'S purchase order or LICENSOR's acknowledgment or any other document, and this AGREEMENT, the terms of this AGREEMENT shall govern.

     6.   Purchase Price and Minimum Purchases - NEW PRODUCTS.  Pricing and
          ---------------------------------------------------
minimum annual dollar amounts for the NEW PRODUCTS developed in accordance with PARAGRAPH 20 hereof shall be negotiated in good faith and with all good intentions when each such NEW PRODUCT or group thereof is ready for sale. Once a NEW PRODUCT price and corresponding unit size has been established, that price shall be effective and shall not increase for XXXXXXXXXXXXXXXXXXXXXXXXX from the date of the first shipment of such from LICENSOR to LICENSEE, after which XXXXXXXXXXXXXXXXXX month period the pricing shall follow, upon all terms and conditions, those guidelines established for the PRODUCTS in PARAGRAPH 5 herein.

     7.   Payment Terms.  Payment terms shall be XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          -------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX. All payments to LICENSOR shall be made by check payable to the order of "Tri-Point Medical L.P." A service charge of XXXXXX per month shall be assessed on any amount remaining unpaid after its due date, subject to the limitations of applicable usury laws, if any.

     8.   Security Interest.  To the extent that any PRODUCTS/NEW PRODUCTS have
          -----------------
not yet been paid for by LICENSEE, and until said PRODUCTS/NEW PRODUCTS have been paid for by LICENSEE, LICENSEE hereby grants to LICENSOR a security interest in said PRODUCTS/NEW PRODUCTS (in LICENSEE's possession and not yet sold or

                                     4/17
transferred to another party) to secure LICENSEE's performance of its payment obligations under this AGREEMENT. If LICENSEE fails to make any payment when due to LICENSOR under this AGREEMENT, LICENSOR may exercise all of its rights and remedies as a secured party under the Uniform Commercial Code. LICENSEE shall execute any instruments or documents reasonably requested by LICENSOR to evidence and perfect such security interest.

     9.   Forecasting.  Upon the execution of this AGREEMENT, and upon each
          -----------
anniversary date thereof, LICENSEE shall present to LICENSOR a forecast of LICENSEE's needs for the PRODUCTS by PRODUCT, by month, for the following twelve
(12) months. This forecast shall be fixed and unchangeable for a rolling period of ninety (90) days from the then-present date and changeable for the periods of time which are more than ninety (90) days from the then-present date.

     10.  Title and Risk of Loss.  Title and risk of loss for the PRODUCTS and
          ----------------------
NEW PRODUCTS supplied under this AGREEMENT shall transfer from LICENSOR to LICENSEE F.O.B. LICENSOR's facility in Raleigh, North Carolina. In the event of any conflict between the terms of LICENSEE'S purchase order or LICENSOR's acknowledgment or any other document, and this AGREEMENT, the terms of this AGREEMENT shall govern.

     11.  LICENSEE'S Obligations.
          ----------------------

          (a) LICENSEE shall use its best efforts to actively solicit and promote sales of the PRODUCTS in the TERRITORY. LICENSEE shall maintain a qualified staff to promote sales of the PRODUCTS and shall promptly deal with all inquiries, orders, and complaints received in connection with its activities under this AGREEMENT in accordance with the procedures specified in EXHIBIT G hereto and PARAGRAPH 23 herein. LICENSEE shall make no warranties with respect to the PRODUCTS/NEW PRODUCTS except as authorized in writing by LICENSOR or except as appear on approved labeling/packaging of the PRODUCTS/NEW PRODUCTS.

          (b) LICENSEE's resale prices for the PRODUCTS sold by LICENSEE in the TERRITORY shall be established unilaterally by LICENSEE.

          (c) At all times during the term of this Agreement, LICENSEE shall strictly comply with all prevailing laws and regulations of the TERRITORY pertaining to the distribution, sales promotion, and marketing of the PRODUCTS in the TERRITORY. Without limiting the foregoing, LICENSEE shall not engage in any unfair trade practice, make any false or misleading representations with respect to the PRODUCTS, or participate in any illegal, deceptive, misleading or unethical advertising, practice or scheme.

                                     5/17

          (d) During the term of this Agreement, LICENSEE shall not, directly or indirectly, manufacture, market, sell, purchase or distribute in the TERRITORY any adhesive product competitive with the PRODUCTS.

          (e) LICENSEE shall not solicit or accept orders for the PRODUCTS from any person outside the TERRITORY. If LICENSEE receives any order for the PRODUCTS from a prospective purchaser located outside the TERRITORY, LICENSEE shall refer that order to LICENSOR. LICENSEE shall not directly or indirectly deliver or tender for shipment the PRODUCTS to a destination outside the TERRITORY without receiving prior written permission from LICENSOR. LICENSEE shall not establish any branch or depot outside the TERRITORY for the marketing, distribution or sale of the PRODUCTS.

     12.  Shelf Life.
          ----------

          (a) LICENSOR warrants that the minimum shelf life of the PRODUCTS is at least 11 months from date of manufacture. LICENSOR shall not ship to LICENSEE any PRODUCT with a remaining shelf life of less than 11 months. LICENSEE acknowledges that LICENSOR has notified LICENSEE that the PRODUCTS require adherence to the special handling specifications listed in EXHIBIT E hereto.

          (b) LICENSEE shall replace outdated PRODUCT in accordance with LICENSOR's return policy, specified in EXHIBIT F hereto. LICENSEE shall send outdated PRODUCT back to LICENSOR, who will replace at no charge the outdated PRODUCT with fresh PRODUCT, having a remaining shelf life of at least 11 months.

          (c) LICENSEE has assured LICENSOR that LICENSEE will use the FIFO (first in, first out) method of inventory control for the PRODUCTS/NEW PRODUCTS.

     13.  Quality Assurance and Nonconforming Product.
          -------------------------------------------

          (a) LICENSOR shall at all times keep adequate samples of all batches of the manufactured PRODUCTS/NEW PRODUCTS for quality assurance purposes and shall accept full responsibility for any and all PRODUCTS/NEW PRODUCTS that are not manufactured according to the specifications of such PRODUCTS/NEW PRODUCTS including, but not limited to, replacing defective PRODUCTS/NEW PRODUCTS in LICENSEE'S warehouse or LICENSEE'S customer's warehouses and paying any and all freight costs and other reasonable administrative costs associated with such replacement and/or recall. If LICENSOR discovers that a defective PRODUCT/NEW PRODUCT has been sent to LICENSEE, then LICENSOR shall promptly notify LICENSEE of such shipment and LICENSOR shall work with LICENSEE to insure that the defective PRODUCT/NEW PRODUCT is replaced, at LICENSOR's expense as stated above, at all levels of distribution as quickly as possible.

                                     6/17

          (b) LICENSOR shall be fully responsible for the quality assurance in the manufacture of the PRODUCTS/NEW PRODUCTS. LICENSEE shall be responsible only for insuring that the design and content of the packaging and labeling supplied by LICENSEE for the PRODUCTS/NEW PRODUCTS represents the correct specifications for said PRODUCTS/NEW PRODUCTS.

     14.  New LICENSEE Labeling.
          ---------------------

          (a) Immediately upon the execution of this AGREEMENT, LICENSEE shall begin the art work for changing the labeling to reflect LICENSEE as the distributor and the art work for changing the product inserts for each of the PRODUCTS to reflect LICENSEE as the distributor. During this labeling, packaging and insert transition, LICENSEE will market the PRODUCTS as currently packaged. Both LICENSEE and LICENSOR are anxious for this labeling, packaging and insert change to occur as quickly as possible and both shall take all reasonable efforts to effect such change.

          (b) LICENSEE will make no change to the labeling or the insert, other than listing LICENSEE as the distributor, placing the "800" telephone numbers of LICENSEE and LICENSOR on the insert. LICENSEE's number shall be designed and intended for ordering PRODUCTS in the TERRITORY and LICENSOR's number shall be designed and intended for technical inquiries. LICENSOR shall have full control over the technical aspects of the label. Any changes must be mutually agreed upon and consented to by both parties, which consent shall not be withheld unreasonably.

     15.  Sales Materials.
          ---------------

          (a) Upon the execution of this AGREEMENT, LICENSOR shall make available to LICENSEE any inventories of catalog pages and other sales materials that LICENSOR may have in stock. LICENSEE shall make every effort to produce new sales materials reflecting LICENSEE as the distributor as quickly as possible.

          (b) Before LICENSEE shall print any new advertising or other sales materials, LICENSEE shall submit a copy of the artboard of such to LICENSOR for LICENSOR's approval, which approval shall not be withheld unreasonably.
LICENSOR shall respond to such proposed new advertising or other sales materials as quickly as possible, and in no case later than two weeks after receipt of such proposed new advertising or other sales materials. LICENSOR shall have sole and complete control over LICENSEE's use of the TRADEMARKS.

     16.  Sales History.  Upon the execution of this AGREEMENT, LICENSOR shall
          -------------
furnish to LICENSEE the sales history of each of the PRODUCTS, by customer, by month, for the twelve-month period immediately preceding the execution of this AGREEMENT until the last day of the month preceding the execution of this AGREEMENT. Such information shall be subject to the confidentiality provisions of PARAGRAPH 22 hereof.

                                     7/17

     17.  Formulas, Manufacturing procedures, M.S.D.S.
          -------------------------------------------

          (a) LICENSEE acknowledges that LICENSOR owns and shall retain all right, title and interest in and to all formulas, specifications and manufacturing procedures of the PRODUCTS/NEW PRODUCTS and that LICENSEE shall have no rights thereto.

          (b) Upon the execution of this AGREEMENT, LICENSOR shall furnish to LICENSEE Material Safety Data Sheets (M.S.D.S.) on each and every PRODUCT.

          (c) As soon as possible, LICENSOR shall furnish to LICENSEE Material Safety Data Sheets (M.S.D.S.) on each and every NEW PRODUCT which is developed by LICENSOR in accordance with the provisions of PARAGRAPH 20 hereof.

     18.  Samples.  LICENSOR and LICENSEE acknowledge that LICENSEE plans to do
          -------
a limited mailing of approximately 30,000 free samples of various of the PRODUCTS (of LICENSEE's choosing), excluding Nexaband Liquid. LICENSOR shall furnish the 30,000 free samples to LICENSEE at no charge. LICENSEE shall not sell/resell these samples. LICENSEE agrees to furnish a forecast for these samples a minimum of ninety (90) days before they are needed. LICENSOR shall manufacture these samples fresh and shall not use existing inventory for such. LICENSOR will use existing inventory of the PRODUCTS for providing to LICENSEE at no charge working "sales-tools" samples of the various PRODUCTS for use by LICENSEE's salespersons.

     19.  LICENSOR Participation.
          ----------------------

          (a) Within twenty (20) days of the execution date of this AGREEMENT, LICENSOR shall make a product manager and a salesperson available for a sales meeting with the sales force, technical staff, marketing people, etc. of LICENSEE, said meeting to be held in Phoenix, Arizona. LICENSOR shall be responsible for and pay all travel expenses of LICENSOR's people for this initial meeting.

          (b) Subsequent to this initial meeting and during the term of this AGREEMENT, LICENSOR shall make a product manager and a salesperson available for training meetings, conventions, etc. and LICENSEE shall pay one half of all reasonable travel, lodging and living expenses for said staff members of LICENSOR when they are requested to be present by LICENSEE and such request is approved by LICENSOR.

          (c) During the first 24 months of this AGREEMENT, LICENSOR shall keep available at least one salesperson to work in the field as LICENSEE wishes, calling on veterinarians and/or distributors to detail the PRODUCTS/NEW PRODUCTS and to increase the sales of such for the benefit of LICENSEE. This person shall be at all times an employee of LICENSOR; and LICENSOR shall be solely responsible for said salesperson's salary, insurance, and other benefits. In consideration of such salesperson's assistance, LICENSEE shall pay to LICENSOR a consulting fee equal to such salesperson's travel

                                     8/17
expenses, car allowance, and agreed-upon bonus only. Said salesperson shall be considered an independent contractor to LICENSEE, and shall at no time be deemed an employee of LICENSEE. It is presently understood by both parties that said salesperson shall be Mr. John McCadden. Should, however, Mr. McCadden leave the employ of LICENSOR for any reason before the end of the first 24 months of this AGREEMENT, then a mutually agreeable replacement shall be chosen to perform as herein described for the remainder of the 24-month time period.

          (d) LICENSOR will maintain an "800" telephone number to handle product inquiries of a technical nature. The insert for each PRODUCT/NEW PRODUCT will, when re-printed, provide this technical assistance telephone number and the hours of operation of such, together with the "800" telephone number of LICENSEE for placing PRODUCT/NEW PRODUCT orders and for other marketing or sales information. If LICENSEE receives a technical question that LICENSEE cannot answer, an order for PRODUCTS outside the TERRITORY or a complaint regarding the performance of the PRODUCT/NEW PRODUCT, then LICENSEE will give such caller the "800" telephone number of LICENSOR or will contact LICENSOR and request that LICENSOR contact the relevant party. LICENSOR will inform LICENSEE of the resolution of any and all product complaints on a quarterly basis. Both parties hereto agree to work together to insure the proper, effective, and efficient handling of all product complaints and inquiries. To that end, the parties shall adhere to their respective complaint policies set forth in EXHIBIT G hereto and PARAGRAPH 23 herein.

     20.  Joint Development of NEW PRODUCTS.  LICENSOR and LICENSEE shall
          ---------------------------------
mutually agree on any NEW PRODUCTS to be developed in the FIELD. LICENSOR will provide the product development and technical expertise and LICENSEE will provide the marketing and distribution expertise. Both parties mutually agree to negotiate in good faith and with all good intentions for the development and distribution of such NEW PRODUCTS.

     21.  Warranties and Representations.
          ------------------------------

          (a)  LICENSOR warrants and represents to LICENSEE that:

               (1) all PRODUCTS supplied by LICENSOR to LICENSEE hereunder shall meet the labeled ingredient specifications as specified in EXHIBIT D hereto. Furthermore, LICENSOR shall test each lot of PRODUCT in order to insure that said lot meets said specifications, and LICENSOR shall keep and maintain a record of said test results; and

               (2) all PRODUCTS, if manufactured according to LICENSOR's specifications as listed in EXHIBIT D hereto, shall perform as claimed on LICENSOR's current PRODUCT labels, copies of which are attached hereto as EXHIBIT H; and

                                     9/17

               (3) to the best of LICENSOR's knowledge, all PRODUCTS, if manufactured according to LICENSOR's specifications as listed in EXHIBIT D hereto, are in compliance with all laws, rules, and regulations, state and/or federal, which may be applicable at the time of execution hereof; and

               (4) any and all toxic or otherwise hazardous properties known to LICENSOR and any and all reports of adverse reactions received by LICENSOR relating to any of the PRODUCTS have been made known to LICENSEE in writing. Furthermore, LICENSOR shall promptly inform LICENSEE in writing of any toxic or otherwise hazardous property or of any report of an adverse reaction relating to any of the PRODUCTS which becomes known to LICENSOR subsequent to the execution date hereof; and

               (5) all information relating to the PRODUCTS provided to LICENSEE by LICENSOR in written form is truthful and accurate. No significant facts which may relate to the salability of the PRODUCTS have been withheld or omitted by LICENSOR; and

               (6) to LICENSOR's knowledge, none of the PRODUCTS currently requires registration with or by any governmental agency or entity; and

               (7) LICENSOR has not received any notice that the manufacture, distribution, and/or sale of the PRODUCTS or any of them infringes upon any patent or other proprietary right of any third party in the TERRITORY within the FIELD; and to LICENSOR's knowledge, the manufacture, distribution, and/or sale of the PRODUCTS or any of them does not infringe upon any patent or other proprietary right of any third party in the TERRITORY within the FIELD; and

               (8) LICENSOR has the full right to grant the licenses and rights granted to LICENSEE under this AGREEMENT; and

               (9) the execution of this AGREEMENT and the rights granted hereunder do not conflict with or violate any other agreement or document or law or regulation to which LICENSOR is subject.

               (10) EXCEPT AS SET FORTH ABOVE, LICENSOR MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE. LICENSOR SHALL NOT BE LIABLE TO LICENSEE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF LICENSEE (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLY OF THE PRODUCTS OR THE NEW PRODUCTS, WHETHER OR NOT FORESEEABLE. In the event of

                                     10/17
     any conflict or contradiction in terms between this SUB-PARAGRAPH 21(A)(10) and the indemnification provisions of PARAGRAPH 23 herein, PARAGRAPH 23 shall control.

          (b)  LICENSEE warrants and represents to LICENSOR that:

               (1) LICENSEE has the full right and power to enter into this AGREEMENT; and

               (2) LICENSEE shall not make any warranties or representations regarding any PRODUCT or NEW PRODUCT to any third party except as authorized in writing by LICENSOR or except as appear on approved labeling/packaging of the PRODUCTS/NEW PRODUCTS; and

               (3) LICENSEE shall at all times store and handle the PRODUCTS and NEW PRODUCTS in accordance with the directions and specifications provided by LICENSOR and in accordance with any applicable federal, state or local law or regulation; and

               (4) LICENSEE shall adhere to all Good Manufacturing Procedure requirements regarding the reporting and handling of complaints in accordance with Exhibit G hereto; and

               (5) the execution of this AGREEMENT and the rights granted hereunder do not conflict with or violate any agreement or document or law or regulation to which LICENSEE is subject.

          (c) It is further understood by both parties that performance under this AGREEMENT shall be conditioned upon the accuracy and completeness of each and every of these representations and warranties, the inaccuracy or incompleteness of any of which shall be a material breach of this AGREEMENT.

     22.  Confidentiality.
          ---------------

          (a) "Confidential Information" shall mean all data, specifications, information and other materials that are owned or developed by the disclosing party that relate to the PRODUCTS or NEW PRODUCTS and that are disclosed to the receiving party or its representative. Notwithstanding the foregoing, "Confidential Information, shall not include:

               (1) Information that is in the public domain at the time of disclosure or subsequently enters the public domain without any act or omission on the part of the receiving party or its representative, agents or employees;

                                     11/17

               (2) Information that was known by the receiving party prior to receipt of the Confidential Information from the disclosing party, to the extent evidenced by the receiving party's pre-existing records promptly disclosed to the disclosing party upon receipt of such information;

               (3) Information that is lawfully received by the receiving party from a third party without contravention of this AGREEMENT or any similar nondisclosure agreement (whether or not with the disclosing party) by which such a third party is bound;

               (4) Information that is approved for release by written authorization of the disclosing party; or

               (5) Information that is independently developed by the receiving party provided that the person or persons developing the same have not had any access to the Confidential Information.

          (b) The receiving party agrees, on behalf of itself and its employees, agents and representatives, to maintain all of the Confidential Information received under this AGREEMENT in strict confidence, to use the Confidential Information only for the purpose stated in this AGREEMENT, and to not disclose or disseminate any part of the Confidential Information to any person, unless the disclosing party consents in writing to such disclosure or dissemination. Any information established by the receiving party relative to its use of the Confidential Information as permitted hereunder shall be held confidential to the same extent as the Confidential Information itself.

          (c) The receiving party agrees not to permit any disclosure of the Confidential Information except to those of its employees who require knowledge of the same in order to accomplish the purpose specified above, will inform all such employees of the confidential nature of the Confidential Information and will confirm that each such employee has executed an agreement requiring the employee to maintain the confidentiality of matters including the Confidential Information.

          (d) The receiving party agrees to take all necessary and reasonable precautions to prevent the Confidential Information from being disclosed to any other party.

     23.  Indemnification.
          ---------------

          (a) LICENSOR hereby indemnifies and holds harmless LICENSEE, its divisions, parent company, subsidiaries, affiliates, agents, employees, successors, and permitted assigns from and against any and all liability, actions, claims, losses, costs, damages, fines, penalties, and expenses (including, without limitation, reasonable and necessary attorneys fees), incurred by reason of or arising out of the manufacture, sale, use, or attempted use of the PRODUCTS and/or NEW PRODUCTS or any of them (including

                                     12/17

LICENSEE's own brand name versions of the PRODUCTS/NEW PRODUCTS), or any third party's claim of infringement of any patent or any other proprietary rights regarding the PRODUCTS/NEW PRODUCTS or any of them (including LICENSEE's own brand name versions of the PRODUCTS/NEW PRODUCTS), unless, and then only to the extent that, any such liability, action, claim, loss, cost, damage, fine, penalty or expense is due to LICENSEE's negligence, LICENSEE's misrepresentations, LICENSEE's unauthorized adulteration of the PRODUCTS/NEW PRODUCTS, LICENSEE's use of its own trademarks and/or trade dress, or LICENSEE's material breach of this AGREEMENT.

          (b) LICENSEE hereby indemnifies and holds harmless LICENSOR, its employees, agents, successors, permitted assigns, limited partners and general partner from and against any and all liability, actions, claims, losses, costs, damages, fines, penalties, and expenses (including, without limitation, reasonable and necessary attorneys fees), incurred by reason of or arising out of: LICENSEE's negligence, LICENSEE's misrepresentations, LICENSEE's unauthorized adulteration of the PRODUCTS/NEW PRODUCTS, LICENSEE's use of its own trademarks and/or trade dress, or LICENSEE's material breach of this AGREEMENT.

          (c) The obligations of the indemnifying party under PARAGRAPHS 23(A) AND (B) above are conditioned upon the prompt notification to the indemnifying party of any of the aforementioned suits or claims in writing within fifteen
(15) days after receipt of notice by the indemnified party of an official Summons & Complaint and/or legal demand letter. The indemnifying party shall have the right to assume the defense of any such suit or claim unless, in the reasonable judgment of the indemnified party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business, operations or assets of the indemnified party, in which event the indemnified party may mutually control the defense or settlement thereof. If the indemnifying party defends the claim, the indemnified party may participate in the defense of such suit or claim at its sole cost and expense. This provision for indemnification shall be void and there shall be no liability against a party as to any suit or claim for which settlement or compromise or an offer of settlement or compromise is made without the prior consent of the indemnifying party.

          (d) LICENSOR agrees to maintain, at its own expense, product liability insurance in the amount of at least XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXX, which policy shall insure against any and all claims, liabilities, costs, expenses, etc. for which LICENSOR is under an obligation to indemnify according to this PARAGRAPH 23. LICENSOR shall provide LICENSEE with appropriate documentation evidencing such, and, further, LICENSOR shall provide that an appropriate endorsement naming LICENSEE as an additional insured is issued to protect LICENSEE.

     24.  Term and Termination.  Unless earlier terminated in accordance with
          --------------------
the provisions of Paragraph 4(c) hereof, or by any of the occurrences set forth below, the term of this AGREEMENT shall be for a period of seven (7) years commencing on January 1, 1993. Thereafter, the term of this AGREEMENT shall automatically renew for successive

                                     13/17
one-year terms provided that LICENSEE maintains the required minimum annual dollar amounts as specified in Exhibit B hereto. Notwithstanding the foregoing:

          (a) if both parties agree in writing to terminate this AGREEMENT, then this AGREEMENT shall so terminate according to the terms of said writing when fully executed; or

          (b) If LICENSEE fails to pay any amount that is due to LICENSOR and such failure continues for fifteen (15) days after LICENSEE's receipt from LICENSOR of notice of said overdue payment, then LICENSOR has the right to terminate this AGREEMENT; or

          (c) If either party materially breaches this AGREEMENT, the non-breaching party may terminate this AGREEMENT forty-five (45) days following receipt by the breaching party of written notice from the non-breaching party of said material breach, provided that the breaching party has not cured such material breach within the forty-five (45) day time period.

The terms, conditions, rights, duties, and obligations set forth in PARAGRAPHS 2(B), 8, 21, 22, AND 23 herein and any obligations of payments rightfully due hereunder shall survive any termination of this AGREEMENT.

     25.  Force Majeure.  Neither party shall be liable for any failure to
          -------------
perform under this AGREEMENT (other than failure to make any payment of sums due hereunder) when such failure is caused by factors beyond the reasonable control of such party, including by way of illustration, but not limited to, war, embargo, fire or other calamity, strikes, unavailability of raw materials or ingredients, supply allocations, or actions of governmental authorities.

     26.  No Partnership/Agency .  LICENSOR and LICENSEE are and at all times
          ----------------------
shall be and remain independent contractors as to each other, and at no time shall either be deemed to be the agent of the other, and no joint venture, partnership, agency, or other relationship shall be created or implied hereby. Each is prohibited from doing any acts which may create the impression of agency. Except as is expressly set forth herein, each party shall bear full and sole responsibility for its own expenses, liabilities, costs of operation and the like.

     27.  Assignment.  This AGREEMENT shall not be assignable in whole or in
          ----------
part by either party without the prior written consent of the other party, which consent shall not be withheld unreasonably.

     28.  Binding Upon.  This AGREEMENT shall be binding upon and shall inure to
          ------------
the benefit of each of the parties hereto and their respective heirs, devisees, legatees, executors, administrators, successors, and permitted assigns.

                                     14/17

     29.  Non-waiver.  Any failure or delay by either party to insist upon
          ----------
strict performance of any provision hereof or to exercise any right, power, privilege, or remedy consequent upon default hereunder shall not constitute a waiver of any provision, right, power, or privilege, or of any available remedy under the AGREEMENT, including any provision the performance of which was not insisted upon and/or any right, power, privilege, and/or remedy which was not exercised.

     30.  Severability.  In the event that any one or more of the provisions set
          ------------
forth in this AGREEMENT shall be for any reason held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this AGREEMENT, and this AGREEMENT shall be construed as if the invalid, illegal, or unenforceable provision(s) had never been set forth herein. If any one or more of the provisions contained in this AGREEMENT shall for any reason be held to be excessively broad as to time, duration, activity, subject, or geographical scope, it shall be construed by reducing it so as to be enforceable to the extent capable.

     31.  Choice of Law.  This AGREEMENT shall be construed in accordance with
          -------------
and shall be governed by the laws of the State of North Carolina, without reference to the principles governing the conflict of laws applicable in that or any other jurisdiction.

     32.  Notices.  Except as otherwise specified herein, any notices permitted
          -------
or required by this AGREEMENT shall be sent by telecopy, telex, by recognized overnight mail service or by certified or registered mail, return receipt requested, except that normal correspondence not related to termination, defaults, or rights to manufacture may be sent by first class mail. Any such notice shall be effective when received if sent and addressed as follows or to such other address as may be designated by such party in writing and delivered in accordance with this PARAGRAPH 32:

          If to LICENSOR:

               Mr. Jeffrey C. Basham, President
               Tri-Point Medical L.P.
               5265 Capital Boulevard
               Raleigh, North Carolina 27604

          If to LICENSEE:

               Mr. Charles B. Duff, C.E.O.
               Farnam Companies, Inc.
               301 West Osborn Road
               Phoenix, Arizona 85013

                                     15/17

     33.  Entire Agreement.  This AGREEMENT and that certain "Confidentiality
          ----------------
Agreement" between LICENSOR and LICENSEE executed on or about February 2, 1992, comprise the entire agreement between the parties and supersedes all other understandings or agreements between the parties relative to the PRODUCTS.

     34.  Amendment/Modification.  This AGREEMENT may not be amended or modified
          ----------------------
except through a writing referencing this AGREEMENT and fully executed by both parties hereto.

     35.  Paragraph Headings.  The headings/titles to each paragraph of this
          ------------------
AGREEMENT are for reference purposes only and shall not be used to interpret said paragraph, nor any other provision or paragraph of this AGREEMENT. All interpretations of the meaning of each paragraph of this AGREEMENT shall rely solely upon the content of that paragraph and/or the content of the AGREEMENT and shall not incorporate the heading/title of that or any other paragraph for such interpretation.

                                     16/17

     IN WITNESS WHEREOF, each of the parties hereto has caused this AGREEMENT to be executed by its duly authorized representative on the 7th day of December, 1992.


LICENSOR:  TRI-POINT MEDICAL L.P.


By: /s/ Jeffrey C. Basham
   ----------------------------------------
  Jeffrey C. Basham
  President


Date: December 7, 1992
     --------------------------------------


Witness: /s/ J. Blount Swain
        -----------------------------------



          LICENSEE:  FARNAM COMPANIES, INC.


          By: /s/ Charles B. Duff
             -------------------------------------
            Charles B. Duff
            Chief Executive Officer


          Date: December 3, 1992
               -------------------------------------

          Witness: /s/ [Signature Illegible]
                  ----------------------------------

                                     17/17

Exhibit A
                            NEXABAND/R/ Product Line


NEXABAND Liquid - Product Code # 51A01

NEXABAND Avian - Product Code # 51A03

NEXABAND Ophthalmic - Product Code # 51A04

NEXABAND Groomer - Product Code # 51A05

NEXABAND S/C - Product Code # 51A08

NEXABAND Pump Spray - Product Code # 51A09

                                   EXHIBIT B


1.   Minimum Annual Purchases of the Existing Nexaband/R/ Product Line
     ------------------------------------------------------------------
(consisting of "Nexaband Liquid," "Nexaband Avian," "Nexaband Ophthalmic,"
- --------------------------------------------------------------------------
"Nexaband Groomer," "Nexaband S/C," and "Nexaband Pump Spray") (hereinafter
- ---------------------------------------------------------------------------
collectively referred to as "NEXABAND/R/ PRODUCT LINE").
- --------------------------------------------------------

     (a) During the first twelve-month period of this AGREEMENT, as such is defined in paragraph 4(a) herein (i.e. January 1, 1993 through December 31,
1993), LICENSEE shall purchase from LICENSOR a minimum of XXXXXXXXXX worth of PRODUCTS (based on LICENSOR sales prices to LICENSEE as specified in Exhibit C hereto) from the NEXABAND/R/ PRODUCT LINE in any combination of PRODUCT amounts LICENSEE chooses. Furthermore, but with regard to this first twelve-month period only, in order to maintain the exclusivity of the rights granted to LICENSEE in PARAGRAPHS 1 AND 2 herein, LICENSEE shall pay to LICENSOR an additional amount equal to the exact dollar amount by which LICENSEE's total
- -----------------
dollar purchases of PRODUCTS from the NEXABAND/R/ PRODUCT LINE during the first twelve-month period of this AGREEMENT falls short of XXXXXXXXXX. Such additional
                                                                      ----------
amount shall be paid to LICENSOR by LICENSEE as follows: XXXXXXXXXXXXXXXXXXXXXXX
- ------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

     (b) During the second twelve-month period of this AGREEMENT, as such is defined in paragraph 4(a) herein (i.e. January 1, 1994 through December 31,
1994), LICENSEE shall purchase from LICENSOR a minimum of XXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXX of the actual dollar amount (based on LICENSOR's sales prices to LICENSEE as specified in Exhibit C hereto) of "NEXABAND/R/ PRODUCT LINE" PRODUCTS purchased during the previous twelve-month period of this AGREEMENT.

     (c) During the third twelve-month period of this AGREEMENT, as such is defined in paragraph 4(a) herein (i.e. January 1, 1995 through December 31,
1995), LICENSEE shall purchase from LICENSOR a minimum of XXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXX of the actual dollar amount (based on LICENSOR's sales prices to LICENSEE as specified in EXHIBIT C hereto) of "NEXABAND/R/ PRODUCT LINE" PRODUCTS purchased during the previous twelve-month period of this AGREEMENT.

     (d) During the fourth twelve-month period of this AGREEMENT, as such is defined in paragraph 4(a) herein (i.e. January 1, 1996 through December 31,
1996), LICENSEE shall purchase from LICENSOR a minimum of XXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXX of the actual dollar amount (based on LICENSOR's sales prices to LICENSEE as specified in EXHIBIT C hereto) of "NEXABAND/R/ PRODUCT LINE" PRODUCTS purchased during the previous twelve-month period of this AGREEMENT.

     (e) During the fifth twelve-month period of this AGREEMENT, and during each subsequent twelve-month period thereafter, as such is defined in paragraph 4(a) herein, LICENSEE shall purchase from LICENSOR a minimum of XXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXX of the actual dollar amount (based on LICENSOR's sales prices to LICENSEE as specified in EXHIBIT C hereto) of "NEXABAND/R/ PRODUCT LINE" PRODUCTS purchased during the previous twelve-month period of this AGREEMENT, until such minimum dollar amount for any given twelve-month period equals XXXXXXXXX, at which time the minimum dollar amount required of LICENSEE will be capped at XXXXXXXXXX for each of the remaining twelve-month periods of this AGREEMENT.

Exhibit C

                                  [REDACTED]